FIRST AMENDMENT TO LICENSE AGREEMENT

This First Amendment (this “First Amendment”) to the License Agreement is now entered into as of October 20, 2012 (the “Effective Date”), by and among Svelte Medical Systems, Inc., a Delaware corporation having its principal place of business at 657 Central Avenue, New Providence, New Jersey 07974 (“Svelte,” or “Licensor”); InspireMD Ltd., an Israeli corporation having its principal place of business at 4 Menorat Hamor St., Tel Aviv, Israel L3 67448 (“InspireMD,” or “Licensee”); and InspireMD, Inc., a Delaware corporation and the sole stockholder of Licensee (“InspireMD US”). Licensor, Licensee and InspireMD US are hereinafter individually referred to as a “Party,” and collectively referred to as the “Parties.”

RECITALS

WHEREAS, Licensor and Licensee have entered into that certain License Agreement dated March 19, 2010, as supplemented by that certain letter dated March 15, 2010 (the “License Agreement”); and

WHEREAS, capitalized terms used but not defined herein shall have the meanings attributed to such terms in the License Agreement; and

WHEREAS, Licensee is willing to (i) waive the $85,000 in regulatory fees for the CE Mark that are owed by Licensor to Licensee under Section 3.1 of the License Agreement; (ii) make full payment of all presently owed Royalties in the amount of $205,587 due to Licensor as of September 30, 2012 under Section 3.2 of the License Agreement, along with a single written report for the time period of all sales through the most recent quarter as required by Section 3.3 of the License Agreement; and (iii) reduce the Worldwide Royalty and US Royalty in exchange for $1,763,000, payable in shares of common stock of InspireMD US, valued at the closing price of InspireMD US’s common stock on the trading day immediately preceding the date hereof (the “Stock Grant”); and

WHEREAS, Licensor wishes to (i) avoid these regulatory fees and receive royalty payments along with a single current written report as set forth above, (ii) receive the Stock Grant and (iii) reduce the Worldwide Royalty and US Royalty that will be owed by Licensee on a prospective basis for the licensed rights granted to the Licensed Product and Licensed Processes, and Licensee wishes to receive such a lowered rate.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and obligations set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1. Miscellaneous.

(a) Clarification. All payments under the License Agreement and this First Amendment refer to US currency.

(b) Exhibit B. Exhibit B of the License Agreement is amended as attached in Exhibit B hereto to include the patent number and issue date.

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(c) Construction. The terms of this First Amendment amend and modify the License Agreement as if fully set forth in the License Agreement. If there is any conflict between the terms, conditions and obligations of this First Amendment and the License Agreement, this First Amendment’s terms, conditions and obligations shall control. All other provisions of the License Agreement not specifically modified by this First Amendment are preserved. This First Amendment may be executed in counterparts (including via facsimile or .pdf), each of which shall be deemed an original, and all of which together shall constitute one and the same document.

2. Amendments to the License Agreement.

(a) Section 3.1 of the License Agreement is hereby deleted in its entirety and replaced with the following:

“3.1 Regulatory Cost Sharing. All regulatory costs for receiving FDA Approval for conducting clinical trials, manufacture, distribution and sale for the Licensed Product shall be borne in equal portions by the Parties, provided however that Licensor's obligations under this Section shall not exceed $200,000 with no portion payable prior to completion of enrollment in the US IDE clinical trial.”

(b) Section 3.2 of the License Agreement is hereby deleted in its entirety and replaced with the following:

“3.2 Royalty & Other Licensing Fee.

(a) Licensee shall pay Licensor a royalty in the aggregate amount of two and nine-tenths percent (2.9%) of Net Sales (the “Worldwide Royalty”) actually received by Licensee from the sale of any Licensed Product in any country other than the United States.

(b) Licensee shall pay Licensor a royalty equal to the sum of (i) two and nine-tenths percent (2.9%) of Net Sales (the “US Royalty”, together with the Worldwide Royalty, and without distinction between them, the “Royalty”) actually received by Licensee from the sale of any Licensed Product in the United States.”

(c) Section 3.3 of the License Agreement is hereby deleted in its entirety and replaced with the following:

“3.3 Report. Beginning with the calendar quarter ending September 30, 2012, within forty-five (45) days after the close of each calendar quarter during the term of the License Agreement, Licensee will submit to Licensor a written report. The initial report will list the following required items for the entire time period from the Effective Date of the License Agreement through September 30, 2012, and all subsequent quarterly reports will cover only that quarterly time period, and every report should include: (i) the total number of the Licensed Products as to which Royalty Bearing Sales were made during that time period; (ii) the aggregate Net Sales received by Licensee during that time period; and (iii) the amount of Royalties payable to Licensor by Licensee under this Agreement for such time period.”

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(d) A new Section 3.5 of the License Agreement is hereby added after Section 3.4:

“3.5 Tax Withholding. Licensor will be fully responsible for all tax consequences under the License Agreement and First Amendment. Licensor expressly authorizes Licensee to retain from any Royalty or other consideration due to Licensor at the source in Israel any withholding taxes required by law, and Licensee agrees to provide a receipt to Licensor for any such withheld funds sufficient for Licensor to seek a credit or deduction from the relevant taxing authority as applicable.”

(e) A new Section 5.7 of the License Agreement is hereby added after Section 5.6:

“5.7 Sufficiency of Licensor’s IP Rights. Licensor expressly represents and warrants that there is no other patent right that it owns, or has any other right or permission to use, anywhere worldwide, now or hereafter acquired, that covers the SHS or Licensed Product, in part or in whole, or any method of making or using the foregoing (the “Other Patent Rights”), except for the Licensed Patent as set forth on Exhibit B attached hereto. Licensor also expressly agrees that breach of this provision will be material, and Licensor hereby additionally grants a non-exclusive, worldwide license, free of any additional royalty, to any such Other Patent Rights to permit Licensee to enjoy the benefit of the license rights granted under the License Agreement; provided that this additional grant will only become effective in the event of a breach of this Section.”

3. Stock Grant. Within three (3) days of the execution of this First Amendment, InspireMD US shall issue Licensor such number of shares of common stock of InspireMD US (the “Shares”) equal to a fraction, the numerator of which shall be $1,763,000 and the denominator of which shall be the closing price of InspireMD US’s common stock on its principal exchange on the trading day immediately preceding the date hereof, which was $2.05 per share.

4. Representations and Warranties of Licensor. Licensor hereby represents and warrants as of the date hereof, to Licensee and InspireMD US as follows:

(a) Organization and Good Standing. Licensor is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite power and authority to own its properties and to carry on its business as now being conducted. Licensor is duly qualified or registered as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Licensor Material Adverse Effect. As used in this Agreement, “Licensor Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise), prospects of Licensor and its subsidiaries, taken as a whole, or on the transactions contemplated hereby.

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(b) Authorization Enforcement; Validity. Licensor has the requisite corporate power and authority to enter into and perform its obligations under this First Amendment. The execution and delivery of this First Amendment by Licensor and the consummation by Licensor of the transactions contemplated hereby have been duly authorized by Licensor’s Board of Directors and no further filing, consent or authorization is required by Licensor, its Board of Directors or its stockholders to perform its obligations hereunder. This First Amendment has been duly executed and delivered by Licensor and constitutes the legal, valid and binding obligations of Licensor, enforceable against Licensor in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c) No Conflicts. The execution, delivery and performance of this First Amendment by Licensor and the consummation by Licensor of the transactions contemplated hereby will not (i) result in a violation of any certificate of incorporation, certificate of formation, any certificate of designations or other constituent documents of Licensor or any of its subsidiaries or bylaws of Licensor or any of its subsidiaries, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Licensor or any of its subsidiaries is a party, or (iii) result in a violation of any applicable law, rule, regulation, order, judgment or decree applicable to Licensor or any of its subsidiaries or by which any property or asset of Licensor or any of its subsidiaries is bound or affected, except in the cases of clauses (ii) and (iii) such as would not reasonably be expected to have a Licensor Material Adverse Effect.

(d) No Public Sale or Distribution. Licensor is acquiring the Shares for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”); provided, however, that by making the representations herein, Licensor does not agree to hold any of the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with or pursuant to a registration statement or an exemption from registration under the Securities Act.

(e) Accredited Investor Status. At the time Licensor was offered the Shares, Licensor was, and as of date hereof, Licensor is, an “accredited investor” within the meaning of Rule 501 of Regulation D, as promulgated under the Securities Act.

(f) Reliance on Exemptions. Licensor understands that the Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Licensor’s representations as expressed herein. Licensor understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, Licensor must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Licensor acknowledges that InspireMD US has no obligation to register or qualify any of the Shares for resale. Licensor further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to InspireMD US which are outside of Licensor’s control, and which Licensor is under no obligation and may not be able to satisfy.

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(g) Disclosure of Information. Licensor acknowledges that it has been afforded: (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of InspireMD US concerning the terms and conditions of the Shares and the merits and risks of acquiring the Shares and (ii) access to information about InspireMD US and InspireMD US’s financial condition, results of operations, business, properties, management and prospects sufficient to enable Licensor to evaluate the acquisition of the Shares. The foregoing, however, does not limit or modify the representations and warranties of InspireMD US in Section 5 of this Agreement or the right of Licensor to rely thereon.

(h) Legends. Licensor understands that the certificates or other instruments representing the Share shall bear substantially the following legend until (a) such Shares shall have been registered under the Securities Act and effectively disposed of in accordance with a registration statement that has been declared effective or (b) in the opinion of counsel for InspireMD US, such Shares may be sold without registration under the Securities Act, as well as any applicable “blue sky” or state securities laws, shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO INSPIREMD US, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

5. Representations and Warranties of InspireMD US. InspireMD US hereby represents and warrants as of the date hereof to Licensor as follows:

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(a) Organization and Qualification. Each of InspireMD US and its subsidiaries is an entity duly incorporated or organized, as the case may be, and validly existing in good standing (if such concept is recognized in the jurisdiction of a subsidiary’s incorporation or organization) under the laws of the jurisdiction in which it is incorporated or organized, as applicable, and has the requisite power and authority to own its properties and to carry on its business as now being conducted. Each of InspireMD US and its subsidiaries (to the extent applicable) is duly qualified or registered as a foreign corporation to do business and is in good standing (if such concept is recognized in the relevant foreign jurisdiction) in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have an InspireMD Material Adverse Effect. As used in this Agreement, “InspireMD Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise), prospects of InspireMD US and its subsidiaries, taken as a whole, or on the transactions contemplated hereby.

(b) Authorization; Enforcement; Validity. InspireMD US has the requisite corporate power and authority to enter into and perform its obligations under this First Amendment and to issue the Shares in accordance with the terms hereof. The execution and delivery of this First Amendment by InspireMD US and the consummation by InspireMD US of the transactions contemplated hereby, including, without limitation, the issuance of the Shares, have been duly authorized by InspireMD US’s Board of Directors and no further filing, consent or authorization is required by InspireMD US, its Board of Directors or its stockholders or perform its obligations hereunder, except for any filings that may be required to be made by InspireMD US with the Securities and Exchange Commission or state securities authorities after the date hereof. This First Amendment has been duly executed and delivered by InspireMD US and constitutes the legal, valid and binding obligations of InspireMD US, enforceable against InspireMD US in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c) Issuance of Securities. The Shares are duly authorized and, upon issuance in accordance with the terms hereof, shall be validly issued and free from all preemptive or similar rights, liens and charges with respect to the issue thereof and the Shares shall be fully paid and nonassessable with the holders being entitled to all rights accorded to a holder of the Shares. Assuming the accuracy of each of the representations and warranties set forth in Section 4 of this Agreement, the offer and issuance by InspireMD US of the Shares is exempt from registration under the Securities Act.

(d) No Conflicts. The execution, delivery and performance of this First Amendment by InspireMD US and the consummation by InspireMD US of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Securities) will not (i) result in a violation of any certificate of incorporation, certificate of formation, any certificate of designations or other constituent documents of InspireMD US or any of its Subsidiaries, any capital stock of InspireMD US or any of its subsidiaries or bylaws of InspireMD US or any of its subsidiaries, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which InspireMD US or any of its subsidiaries is a party, or (iii) result in a violation of any applicable law, rule, regulation, order, judgment or decree applicable to InspireMD US or any of its subsidiaries or by which any property or asset of InspireMD US or any of its subsidiaries is bound or affected, except in the cases of clauses (ii) and (iii) such as would not reasonably be expected to have an InspireMD Material Adverse Effect.

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(e) No General Solicitation. Neither InspireMD US nor any of its subsidiaries, or to InspireMD US’s knowledge, any of its or their affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Shares.

(f) SEC Reports. As of their respective dates, all reports, schedules, forms, statements and other documents required to be filed by InspireMD US under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, since March 31, 2011 (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Signatures on the Following Page

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IN WITNESS WHEREOF, each Party has caused its name to be hereunto subscribed, by its duly authorized officer as of the date indicated above.

Licensor: Svelte Medical Systems, Inc. By: /s/ Mark Pomeranz	Licensee: InspireMD Ltd. By: /s/ Craig Shore
Name: Mark Pomeranz	Name: Craig Shore
Title: COO	Title: Chief Financial Officer

InspireMD US: InspireMD, Inc. By: /s/ Craig Shore
Name: Craig Shore
Title: Chief Financial Officer

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EXHIBIT B

LICENSED PATENT(S)

Title	Application No.	Filing Date	Patent No.	Issue Date
Hybrid Stent with Helical Connectors	12/582,251	October 20, 2009	8,114,149	February 14, 2012

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